UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under § 240.14a-12

TREDEGAR CORPORATION
(Name of Registrant as Specified in its Charter) John D. Gottwald William M. Gottwald Floyd D. Gottwald, Jr.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On December 2, 2013, John D. Gottwald, William M. Gottwald and Floyd D. Gottwald Jr. filed an amendment to their Schedule 13D (as amended, the “Schedule 13D”) with respect to Tredegar Corporation (“Tredegar”) in which they stated that while they would prefer to meet with Tredegar shareholders and solicit their views as to potential director candidates, in order to avoid the risk that the Tredegar board of directors would trigger the shareholder rights agreement on shareholders as a result of those discussions, they are asking that any shareholder of Tredegar who wishes to suggest to the Gottwalds potential nominees to the Tredegar board of directors may do so by email to EMCCARTHY@dfking.com.  In addition, in light of  the Gottwalds’ being advised that Tredegar’s board of directors is unable to respond to the question of whether nominating a Tredegar shareholder, in the absence of any agreement as to how the nominee would vote his or her Tredegar shares, constitutes “beneficial ownership” of the nominee’s Tredegar shares under Tredegar’s shareholder rights agreement, the Gottwalds requested that only individuals who do not own Tredegar shares be suggested and that such individuals have indicated a willingness to be nominated.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS  RELATED TO THE SOLICITATION OF PROXIES BY JOHN D. GOTTWALD, WILLIAM M. GOTTWALD AND FLOYD D. GOTTWALD, JR. FROM THE SHAREHOLDERS OF TREDEGAR CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD WILL BE MADE AVAILABLE TO SHAREHOLDERS OF TREDEGAR FROM THE PARTICIPANTS AT NO CHARGE AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN THE POTENTIAL PROXY SOLICITATION IS CONTAINED BELOW.

POTENTIAL PARTICIPANTS

The potential participants in the potential solicitation of proxies from shareholders of Tredegar Corporation may include the following: John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr.  As reported in their Schedule 13D, the Gottwalds collectively have beneficial ownership of 7,371,736 shares of Common Stock of Tredegar, which is 22.8% of the outstanding Common Stock as reported by Tredegar in its Form 10-Q for the quarterly period ended September 30, 2013, of which John D. Gottwald beneficially owns 4,912,503 shares, William M. Gottwald beneficially owns 2,720,775 shares and Floyd D. Gottwald, Jr. beneficially owns 2,389,360 shares.